POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, Ralph O. Hellmold, appoints Robert E. Swanson and Martin V. Quinn, and each of them, as his true and lawful attorneys-in-fact with full power to act and do all things necessary, advisable or appropriate, in their discretion, to execute on his behalf as an Independent Trustee of Ridgewood Electric Power Trust II and of Ridgewood Electric Power Trust III, the Annual Reports on Form 10-K for the year ended December 31, 1998 for each of the above-named trusts, and all amendments or documents relating thereto.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 27th day of March, 1999, at Naples, Florida.

                                                    /s/Ralph O. Hellmold
                                Ralph O. Hellmold

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POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, Jonathan C. Kaledin, appoints Robert E. Swanson and Martin V. Quinn, and each of them, as his true and lawful attorneys-in-fact with full power to act and do all things necessary, advisable or appropriate, in their discretion, to execute on his behalf as an Independent Trustee of Ridgewood Electric Power Trust II and of Ridgewood Electric Power Trust III, the Annual Reports on Form 10-K for the year ended December 31, 1998 for each of the above-named trusts, and all amendments or documents relating thereto.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 27th day of March, 1999, at Naples, Florida.

                                                     /s/Jonathan C. Kaledin
                                                     Jonathan C. Kaledin